Exhibit 3.1

SECRETARY OF THE STATE OF CONNECTICUT

MAILING ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, P.O. BOX 150470. HARTFORD, CT 06115-0470
DELIVERY ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, 30 TRINITY STREET, HARTFORD, CT 06106
PHONE: 860-509-6003 WEBSITE: www.concord-sots.ct.gov

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

USE INK. COMPLETE ALL SECTIONS. PRINT OR TYPE. ATTACH 81/2 X 11 SHEETS IF NECESSARY.

FILING PARTY (CONFIRMATION WILL BE SENT TO THIS ADDRESS):			FILING FEE: $100

MAKE CHECKS PAYABLE TO “SECRETARY OF THE STATE”
NAME:	Microphase Corporation
ADDRESS:	587 Connecticut Avenue
CITY:	Norwalk
STATE:	Connecticut	ZIP: 06854

1. NAME OF CORPORATION:

Microphase Corporation

2. THE CERTIFICATE OF INCORPORATION IS (CHECK A, B OR C):

☐ A. AMENDED

☐ B. RESTATED

☒ C. AMENDED AND RESTATED

THE RESTATED CERTIFICATE CONSOLIDATES ALL AMENDMENTS INTO A SINGLE DOCUMENT.

3. CHECK 3A OR 3B OR BOTH, AS APPROPRIATE.

☒ 3A. TEXT OF EACH AMENDMENT / RESTATEMENT:

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

MICROPHASE CORPORATION

(a Connecticut Business Corporation)

(see attached)

PAGE 1 OF 2	FORM CAS-1-1.0
REV. 10/2014

☐ 3B. ELECTION OF BENEFIT CORPORATION STATUS. (MUST check box 3B if electing Benefit Corporation Status.)

The corporation elects to be a Benefit Corporation. In addition to the stated purposes for which the corporation is formed, the corporation shall also have the purpose to create a general public benefit as defined in the Connecticut Benefit Corporation Act. [NOTE: If the Benefit Corporation adopts one or more specific public benefits in addition to the required general public benefit, then the corporation must set forth the specific public benefit(s) in Box 3A, “TEXT OF EACH AMENDMENT/RESTATEMENT”, above. If so, then BOTH Box 3A AND Box 3B should be checked on the form.]

4. VOTE INFORMATION (SELECT A, B, C OR D):

☒	A.	THE AMENDMENT WAS APPROVED BY SHAREHOLDERS IN THE MANNER REQUIRED BY SECTIONS 33-600 TO 33-998 OF THE CONNECTICUT GENERAL STATUTES, AND BY THE CERTIFICATE OF INCORPORATION.

☐	B.	THE AMENDMENT WAS APPROVED BY THE INCORPORATORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.

☐	C.	THE AMENDMENT WAS APPROVED BY THE BOARD OF DIRECTORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.

☐	D.	THE AMENDMENT WAS APPROVED BY A MINIMUM STATUS VOTE, AS REQUIRED BY THE CONNECTICUT BENEFIT CORPORATION ACT. SELECT D IF A MINIMUM STATUS VOTE RESULTED IN THE ELECTION OF BENEFIT CORPORATION STATUS.

5. EXECUTION:

DATED THIS 6th DAY OF February, 2015

NAME OF SIGNATORY
(print or type)	CAPACITY/TITLE OF SIGNATORY	SIGNATURE
Necdet Ergul	President	/s/Necdet Ergul

PAGE 2 OF 2	FORM CAS-1-1.0
REV. 10/2014

INSTRUCTIONS FOR COMPLETION OF THE

CERTIFICATE OF AMENDMENT STOCK CORPORATION

INSTRUCTIONS

PLEASE NOTE THAT THIS FORM MAY BE USED FOR ALL AMENDMENTS,

INCLUDING A CHANGE IN THE CORPORATION’S NAME.

1. NAME OF CORPORATION: Please provide the complete name of the corporation, as it currently appears on the records of the Secretary of the State. Note: If the corporation is adopting a new name, it must be set forth in item number 3 on the form.

2. THE CERTIFICATE OF INCORPORATION IS (check A, B or C): Please place a check next to the appropriate function. Note: If the Certificate of Incorporation is either Restated or Amended and Restated, each element of the corporation's certificate of incorporation must be set forth in item number 3 or on a referenced attachment

A. Amended Only:	Check this block only if the company’s Certificate of Incorporation is being amended. Example: the company’s name is being changed.

B. Restated Only:	Check this block only if the provisions of the original Certificate of Incorporation, as supplemented and amended, are merely being restated so that the effective provisions of the Certificate of Incorporation are integrated into one document. There cannot be any discrepancy between the above mentioned provisions and the provisions being restated.

C. Amended and Restated:	Check this block only if the Certificate of Incorporation is being amended and every article of the original Certificate of Incorporation, as supplemented and amended, are integrated into one document.

3A.	TEXT OF EACH AMENDMENT / RESTATEMENT: Please provide the full text of each amendment. In the case of an Amended and Restated certificate, provide the text of each amendment followed by a complete restatement of the corporation's certificate of incorporation. In the case of a Restatement, provide a complete expression of the corporation's certificate of incorporation. If the corporation elects Benefit Corporation status and adopts one or more specific public benefits in addition to the required general public benefit, then the corporation must set forth any adopted specific public benefits in this space. If so, then both Box 3A and 3B should be checked.

3B.	ELECTION OF BENEFIT CORPORATION STATUS: This box must be checked if the corporation elects to be a Benefit Corporation under the Connecticut Benefit Corporation Act. If the Benefit Corporation elects to adopt one or more specific public benefits in addition to the required general public benefit, then it must include any adopted specific public benefits in Box 3A, TEXT OF EACH AMENDMENT/RESTATEMENT, above. If using Box 3A to set forth specific public benefits, the corporation must check BOTH box 3A AND 3B.

4.	APPROVAL INFORMATION (select A, B, C or D): Please choose and complete A if shareholder approval was required and taken. Select B if the amendment, amendment and restatement or restatement was approved by incorporators without the need for shareholder approval. Select C if the amendment, amendment and restatement or restatement was approved by the board of directors without the need for shareholder approval. Select D if a Minimum Status Vote resulted in the election of Benefit Corporation status.

5.	EXECUTION: The document must be executed by an authorized official of the corporation. That person must print or type their name, state the capacity under which they sign and provide a signature. The execution constitutes a legal statement under the penalties of false statement that the information provided in the document is true.

INSTRUCTIONS	DO NOT SCAN THIS PAGE	FORM CAS-1-1.0
REV. 10/2014

CERTIFICATE OF AMEDNMENT

STOCK CORPORATION

MICROPHASE CORPORATION

(a Connecticut Business Corporation)

3.  TEXT OF EACH AMENDMENT/RESTATEMENT

The Certificate of Incorporation is amended as follows:

A. Article TWO is amended as follows:

TOTAL NUMBER OF AUTHORIZED SHARES:            8,000,000

There shall be two classes of stock having the following designations and numbers of authorized shares:

Common Stock, without par value                                         7,800,000

6% Convertible Preferred Stock, $100.00 par value              200,000

Each share of Preferred Stock outstanding on the date of effectiveness of this amendment shall be reclassified as one share of 6% Convertible Preferred Stock.

B.  Article THREE (I.) is amended as follows:

I.	The holders of record of the 6% Convertible Preferred Stock, $100.00 Par Value (the “Preferred Shares”) shall be entitled to receive, out of funds legally available for the payment thereof, when and as declared by the Corporation’s board of directors, preferential cash dividends at the rate of 6% of the par value thereof per annum, and no more, which dividends shall accrue daily but be payable in equal quarterly installments on the first business days of January, April, July and October in each year. Such preferential dividends shall be cumulative so that, if for any dividend period cash dividends at the rate of 6% of the par value thereof per annum shall not have been declared and paid or set aside for payment on the Preferred Shares outstanding, the deficiency shall be declared and paid or set aside for payment before any dividend or distribution (except a distribution payable in additional shares of Common Stock, no par value (the “Common Shares”) may be declared and paid or set aside for payment on the Common Shares. Cash dividends on Preferred Shares shall accrue from the date of issue, if that be a dividend date, otherwise from the dividend date next preceding the date of issue of such Preferred Shares. Upon payment or setting aside for payment of all dividends, current and accumulated, at the rate of 6% of the par value thereof per annum upon the outstanding Preferred Shares, the Corporation’s board of directors may declare and pay out of funds legally available for the payment thereof, dividends and other distributions upon the Common Shares.

C.  Article THREE (II.) is amended as follows:

II.	In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of record of the Preferred Shares shall be entitled to be paid the full par value of such Preferred Shares, plus the dividends accumulated thereon up to the date of such liquidation, dissolution, or winding up of the Corporation (whether or not the Corporation shall have a surplus or earnings available for dividends), and no more. After payment to the holders of the Preferred Shares of the full amount payable to them as aforesaid, the remaining assets of the Corporation shall be payable to and distributed pro rata among the holders of record of the Common Shares. For purposes of this Subsection (b), the consolidation or merger of the Corporation with or into another corporation or entity shall not constitute, nor shall the sale, lease or conveyance of all or substantially all of the assets of the Corporation as an entity in and of itself, constitute, a liquidation, dissolution or winding up of affairs of the Corporation as such terms are used herein.

D.  Article THREE (V.) is added:

V.	The holders of record of shares of the 6% Convertible Preferred Stock shall have the right to convert each share of said stock into shares of Common Stock upon such terms and conditions as the corporation’s board of directors shall prescribe from time to time and as the holders of the 6% Convertible Preferred Stock shall agree to.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

MICROPHASE CORPORATION

(a Connecticut Business Corporation)

1.	NAME OF CORPORATION: MICROPHASE CORPORATION

2.	TOTAL NUMBER OF AUTHORIZED SHARES:	8,000,000

There shall be two classes of stock having the following designations and numbers of authorized shares:

Common Stock, without par value	7,800,000

6% Convertible Preferred Stock, $100.00 par value	200,000

Each share of Preferred Stock outstanding on the date of effectiveness of this amendment shall be reclassified as one share of 6% Convertible Preferred Stock.

3.	TERMS, LIMITATIONS, RELATIVE RIGHTS AND PREFERENCES OF EACH CLASS OF SHARES AND SERIES THEREOF PURSUANT TO CONN. GEN. STAT. SECTION 33-665:

I.	The holders of record of the 6% Convertible Preferred Stock, $100.00 Par Value (the “Preferred Shares”) shall be entitled to receive, out of funds legally available for the payment thereof, when and as declared by the Corporation’s board of directors, preferential cash dividends at the rate of 6% of the par value thereof per annum, and no more, which dividends shall accrue daily but be payable in equal quarterly installments on the first business days of January, April, July and October in each year. Such preferential dividends shall be cumulative so that, if for any dividend period cash dividends at the rate of 6% of the par value thereof per annum shall not have been declared and paid or set aside for payment on the Preferred Shares outstanding, the deficiency shall be declared and paid or set aside for payment before any dividend or distribution (except a distribution payable in additional shares of Common Stock, no par value (the “Common Shares”) may be declared and paid or set aside for payment on the Common Shares. Cash dividends on Preferred Shares shall accrue from the date of issue, if that be a dividend date, otherwise from the dividend date next preceding the date of issue of such Preferred Shares. Upon payment or setting aside for payment of all dividends, current and accumulated, at the rate of 6% of the par value thereof per annum upon the outstanding Preferred Shares, the Corporation’s board of directors may declare and pay out of funds legally available for the payment thereof, dividends and other distributions upon the Common Shares.

II.	In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of record of the Preferred Shares shall be entitled to be paid the full par value of such Preferred Shares, plus the dividends accumulated thereon up to the date of such liquidation, dissolution, or winding up of the Corporation (whether or not the Corporation shall have a surplus or earnings available for dividends), and no more. After payment to the holders of the Preferred Shares of the full amount payable to them as aforesaid, the remaining assets of the Corporation shall be payable to and distributed pro rata among the holders of record of the Common Shares. For purposes of this Subsection (b), the consolidation or merger of the Corporation with or into another corporation or entity shall not constitute, nor shall the sale, lease or conveyance of all or substantially all of the assets of the Corporation as an entity in and of itself, constitute, a liquidation, dissolution or winding up of affairs of the Corporation as such terms are used herein.

III.	The Corporation, at its option, may redeem the whole or any part (pro rata or by lot) of the Preferred Shares outstanding at any time, by paying therefor in cash the full par value thereof plus the dividends accumulated thereon to the date fixed for such redemption (the “redemption price”). Notice of such redemption specifying the time and place of redemption shall be mailed to each holder of record of the Preferred Shares to be redeemed at his or her address as the same appear on the records of the Corporation at least 30 days and not more than 60 days prior to the redemption date, unless such notice is waived by such holder. From and after the date specified as the redemption date in such notice, unless the Corporation shall fail to provide moneys at the time and place specified in such notice for the payment of the redemption price, all dividends on the Preferred Shares called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Corporation shall cease and terminate. Any redemption hereunder shall be made in the manner determined by the Corporation’s board of directors and in accordance with all applicable provisions of law.

IV.	The holders of record of the Preferred Shares, voting together with the holders of the Common Shares, shall have one vote per share for the election of directors and on all other matters to come to a vote of the shareholders of the Corporation.

V.	The holders of record of shares of the 6% Convertible Preferred Stock shall have the right to convert each share of said stock into shares of Common Stock upon such terms and conditions as the corporation’s board of directors shall prescribe from time to time and as the holders of the 6% Convertible Preferred Stock shall agree to.

4.	APPOINTMENT OF STATUTORY AGENT:

Jeffery Peterson, Secretary

Microphase Corporation

587 Connecticut Avenue

Norwalk, CT 06856